Exhibit 99.1

FOR IMMEDIATE RELEASE

Wyndham Worldwide to Acquire Microtel and Hawthorn Suites Brands
PARSIPPANY, N.J. (June 2, 2008) – Wyndham Worldwide Corporation (NYSE: WYN) today announced it will acquire US Franchise Systems Inc. and its Microtel Inns & Suites and Hawthorn Suites hotel brands, together totaling more than 29,000 rooms, from a subsidiary of Global Hyatt Corporation.
Microtel Inns & Suites, a chain of 292 all-new-construction economy hotels, with 38 more under construction, has been ranked number one in guest satisfaction in its segment by J.D. Power and Associates for the last six years. Wyndham Worldwide will enter the all-suites, extended-stay market with the addition of the 91-hotel Hawthorn Suites chain.
“Wyndham Hotel Group is the largest hotel franchisor in the world with nearly 7,000 properties, including this acquisition,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “This tuck-in acquisition allows us to take advantage of our existing hotel franchise platform and scale of distribution and bring further efficiencies to the Microtel Inns & Suites and Hawthorn Suites brands. This transaction is consistent with our previously announced strategy of growing our hotel EBITDA contribution.”
The transaction is expected to be completed in the next 60 days, subject to satisfaction of customary closing conditions including regulatory approvals. Terms call for Global Hyatt, based in Chicago, to provide specified support services during the course of the ownership transition.
“We are very pleased to acquire these two widely respected hotel brands, which come with strong U.S. portfolios and a growing international presence,” said Steven A. Rudnitsky, Wyndham Hotel Group chairman and chief executive officer. “We welcome Microtel Inns & Suites and Hawthorn Suites franchisees to our family of brands and look forward to growing both chains domestically and internationally.”
Rudnitsky said Wyndham Hotel Group is committed to enhancing the support provided to franchisees of Microtel Inns & Suites and Hawthorn Suites and ensuring that their hotels “receive maximum benefit from our comprehensive distribution platform, information technology capabilities, field services and sales and marketing functions.”
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands.

Wyndham Hotel Group encompasses more than 6,550 franchised hotels and approximately 551,000 hotel rooms worldwide, not including this acquisition. Group RCI offers its more than 3.6 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific.
Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 33,000 employees globally. More information about Wyndham Worldwide is available at www.WyndhamWorldwide.com.
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FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide Corporation makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Wyndham Worldwide to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel business, the consummation of the transaction discussed in this press release as well as those specified in Wyndham Worldwide’s annual report on Form 10-K, filed Feb. 29, 2008, including under headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Wyndham Worldwide’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.